EXHIBIT 99.A

News For Immediate Release

El Paso Corporation Executives to Present at Two Conferences

HOUSTON, TEXAS, February 1, 2005—Dwight Scott, executive vice president and chief financial officer of El Paso Corporation (NYSE:EP), will present today at the Credit Suisse First Boston 2005 Energy Summit. Also, Keith Forman, senior vice president of finance, will present today at the JP Morgan High Yield Conference. The presentations will not be webcast, but slides will be available in the Investors section of El Paso’s Web site at www.elpaso.com.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Kim Wallace, Manager
Office: (713) 420-6330
Fax: (713) 420-6341